UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 22, 2020

RW Holdings NNN REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Newport Center Drive, Newport Beach, CA 92660
(Address of principal executive offices)
(Zip Code)

855-742-4862
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On May 8, 2020, RW Holdings NNN REIT, Inc. (the “Company”) entered into an agreement to sell its retail property in Lake Elsinore, California, which is leased to Rite Aid, for $7,250,000. The buyer’s due diligence period expired on July 3, 2020, and while no assurances can be given regarding the completion of the sale, the sale is scheduled to close by August 3, 2020. After repayment of the existing mortgage on this property, along with commissions and closing costs, the Company expects to receive net proceeds of approximately $3,300,000.

On July 22, 2020, the Company completed the refinancing of its retail property in Santa Maria, California which is leased to Walgreens. The new 10-year mortgage on this property is in the amount of $3,217,500 at a fixed interest rate of 4.25% for five years, which rate will reset thereafter based on the 10-year Nominal Constant Maturity U.S. Treasury index. This mortgage replaced an existing $3,000,000 mortgage with an interest rate of 7.50% that was scheduled to mature on August 6, 2020.

In addition, the Company is in the process of refinancing its industrial property in Chandler, Arizona that is leased to AvAir, LLC. While no assurances can be given regarding the completion of this refinancing, the Company has received a financing commitment for a new 5-year mortgage in the amount of $19,950,000 at a fixed rate of 3.80% which is expected to close by July 31, 2020. The new mortgage would replace an existing $14,575,000 mortgage with an interest rate of 4.84% that is scheduled to mature on March 27, 2028.

The Company is also in the process of refinancing its office property in Orlando, Florida that is leased to Accredo Health. While no assurances can be given regarding the completion of this refinancing, the Company has a financing commitment for a new 5-year mortgage in the amount of $8,538,000 at a fixed rate of 3.80% which is expected to close by August 31, 2020. The new mortgage would replace the existing mortgage on the Accredo property along with a mortgage on the Company’s Stockbridge, Georgia property which is leased to Walgreens and is cross collateralized with the mortgage on the Accredo property. The combined balance of the two existing mortgages, which are scheduled to mature on July 1, 2021, is $6,767,368 as of July 21, 2020 with an interest rate of 3.95%.

On July 22, 2020, the Company issued a Portfolio Update and Outlook, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 8.01 disclosure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1    NNN News: Portfolio Update and Outlook

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2020	RW HOLDINGS NNN REIT, INC.

	By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer
(Principal Financial Officer)